Exhibit 3.1

SECOND AMENDED AND RESTATED BY-LAWS

OF

MAIDENFORM BRANDS, INC.

ARTICLE I

OFFICES

SECTION 1. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in said state of the corporation or individual acting as the Corporation’s registered agent.

SECTION 2. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

SECTION 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may only be called by the Chairman of the Board, the Chief Executive Officer, the President, or at the written request of a majority of the members of the Board of Directors.

SECTION 6. Written notice of a special meeting stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting, the Chief Executive Officer, the President or the holders of a majority of the stock the Corporation entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 9. When a quorum is present at any meeting, (a) directors shall be elected by a plurality of the votes cast by the holders of stock entitled to vote in the election and present in person or represented by proxy, and (b) the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

SECTION 11. Unless otherwise provided in the certificate of incorporation, the chairman of the meeting or the Chief Executive Officer may adjourn a meeting of stockholders from time to time, without notice other than announcement at the meeting. No notice of the time and place of an adjourned meeting need be given except as required by law.

SECTION 12.

A. Annual Meetings of Stockholders.

1. Nominations for Election to the Board of Directors.

(a) Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (x) was a stockholder of record at the time of giving of notice provided for in this Section 12(A)(1) and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures set forth in this Section 12(A)(1) as to such nomination; clause (iii) shall be the exclusive means for a stockholder to make nominations before an annual meeting of stockholders.

(b) Without qualification, for any nominations to be properly brought before an annual meeting by a stockholder pursuant to Section 12(A)(1)(a)(iii), the stockholder must have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if either (x) the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date or (y) no annual meeting of stockholders was held in the previous year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the date on which notice of the date of the meeting is given to stockholders or made public, whichever occurs first (such notice, within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form, a stockholder’s notice to the Secretary pursuant to this Section 12(A)(1) must: (i) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (y) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date) (the information required to be disclosed pursuant to this clause 12(A)(1)(c)(i)(y), the “Stockholder Ownership Information”), and (z) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (x) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (y) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iii) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 13 of this Article II. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(d) Notwithstanding anything in the second sentence of paragraph 12(A)(1)(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12(A)(1) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

2. Proposals of Business to be Brought Before an Annual Meeting.

(a) The proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (x) was a stockholder of record at the time of giving of notice provided for in this Section 12(A)(2) and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures set forth in this Section 12(A)(2) as to such business; clause (iii) shall be the exclusive means for a stockholder to submit business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b) Without qualification, for any business to be properly brought before an annual meeting by a stockholder pursuant to Section 12(A)(2)(a)(iii), the stockholder must have given Timely Notice (as defined in Section 12(A)(1)(b) above) thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form, a stockholder’s notice to the Secretary must: (i) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (y) the Stockholder Ownership Information (as defined in Section 12(A)(1)(c) above) with respect to such stockholder of record and any beneficial owner on whose behalf the proposal is made, and (z) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) set forth (x) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (y) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.

B. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (x) is a stockholder of record at the time of giving of notice provided for in this Section 12(B)(1) and at the time of the special meeting, (y) is entitled to vote at the meeting, and (z) complies with the notice procedures set forth in this Section 12(B) as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 12(A)(1)(c) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 13 of this Article II) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

C. General.

1. Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the certificate of incorporation or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 12(C), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

2. The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate, convenient or desirable. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures, and to do all such acts as, in the judgment of such chairman, are necessary, appropriate, convenient or desirable for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, otherwise determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

3. For purposes of this Section 12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 and 15(d) of the Exchange Act.

4. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to Sections 12(A)(1) or 12(B), or proposals as to any other business to be considered pursuant to Section 12(A)(2). Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the certificate of incorporation or these by-laws.

SECTION 13. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 12 of this Article II) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 14. Prior to the holding of each annual or special meeting of the stockholders, one or more inspectors of election to serve thereat shall be appointed by the Board of Directors, or, if the Board of Directors shall not have made such appointment, by the chairman of the meeting, the Chief Executive Officer or the President. If there shall be a failure to appoint an inspector, or if, at any such meeting, the inspector or inspectors so appointed shall be absent or shall fail to act or the office shall become vacated, the chairman of the meeting may, and at the request of a stockholder present in person and entitled to vote at such meeting shall, appoint such inspector or inspectors of election to act thereat. The inspector or inspectors of election so appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspector at such meeting, with strict impartiality and according to the best of his or her ability, and the oath so taken shall be subscribed by such inspector. Such inspector or inspectors of election shall take charge of the polls, and, after the voting on any question, shall make a certificate of the results of the vote taken. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

ARTICLE III

DIRECTORS

SECTION 1. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

SECTION 2. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders, except as provided in Section 3 of this Article. Directors need not be residents of the State of Delaware or stockholders of the Corporation. No decrease in the number of directors shall shorten the term of an incumbent director.

SECTION 3. At each annual meeting, members of the Board of Directors shall be elected in the manner set forth in the Corporation’s certificate of incorporation, each of whom shall hold office until the next annual meeting of stockholders or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Unless otherwise provided by law, any newly created directorship or any vacancy occurring in the Board of Directors for any cause shall be filled in the manner set forth in the Corporation’s certificate of incorporation, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

SECTION 4. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer, the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Meetings of the Board of Directors

SECTION 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

SECTION 6. Regular meetings of the Board of Directors may be held at such dates, times and places as shall be determined by the Board of Directors.

SECTION 7. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President on two (2) days’ notice to each director by mail or twenty-four (24) hours notice to each director either personally or by telecopy; special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the President or Secretary in like manner and on like notice on the written request of the sole director. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting. The attendance of any director at a meeting without protesting prior to the meeting or at its commencement the lack of notice of such meeting, shall constitute a waiver of notice by such director.

SECTION 8. At all meetings of the Board of Directors, a majority of the directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 9. Unless otherwise provided by statute, the certificate of incorporation or these by-laws, the vote of a majority of the directors at any meeting at which a quorum is present shall be the act of the Board of Directors. Each director shall have one vote regardless of the number of shares, if any, which he or she may hold.

SECTION 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 11. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee thereof, by means of a telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Committees of Directors

SECTION 12. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Compensation of Directors

SECTION 14. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. The directors may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as a director or a combination of both. Directors may be compensated in any form, including by payment of cash or property of any kind or by the issuance or grant of stock options, restricted stock or any other equity, equity-linked or debt securities of the Corporation. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Removal of Directors

SECTION 15. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Corporation’s certificate of incorporation.

ARTICLE IV

OFFICERS

SECTION 1. The Board of Directors shall elect a Chief Executive Officer and a Secretary, each of whom shall hold office until a successor is elected and qualified or until the earlier resignation or removal of such officer. The Board of Directors may elect from its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also elect or appoint a President, one or more Vice Presidents, a Treasurer and such other officers (including Assistant Secretaries and Assistant Treasurers) and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board of Directors shall determine from time to time. No officer of the Corporation need be a member of the Board of Directors. Two or more offices may be held by the same person. Any officer may be removed at any time, with or without cause, by the Board of Directors.

SECTION 2. The Board of Directors may appoint such other offices and agents as it shall deem necessary or desirable who shall their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 3. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. An vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

The Chairman of the Board

SECTION 4. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which such individual shall be present. Such individual shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

SECTION 5. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which such individual shall be present. Such individual shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

SECTION 6. In the absence of the Chairman of the Board and the Vice Chairman of the Board, if any, the Chief Executive Officer and, in the absence of the Chief Executive Officer, the President, shall preside at all meetings of the Board of Directors and of the stockholders. In such capacity, the Chief Executive Officer or the President shall have and may exercise such powers as are provided for the Chairman of the Board hereunder or are typically exercised by a chairman of the board of directors.

Chief Executive Officer

SECTION 7. Subject to the provisions of these by-laws and the direction of the Board of Directors, such individual shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which from time to time are delegated to him by the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect.

SECTION 8. The Chief Executive Officer shall have the power to sign, in the name of the Corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation and shall have general supervision and direction of all of the other officers and agents of the Corporation.

President and Vice-Presidents

SECTION 9. The President and each Vice President shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

Chief Financial Officer and Treasurer

SECTION 10. The Chief Financial Officer, if there be one, and/or the Treasurer, if there be one, shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He and/or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

SECTION 11. The Chief Financial Officer and/or the Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the Chief Executive Officer, taking proper vouchers for such disbursements. He and/or she shall render to the Chief Executive Officer and Board of Directors at its regular meetings, or whenever they may request it, an account of all his and/or her transactions as Chief Financial Officer and/or Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he and/or she shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 12. If there be no Chief Financial Officer and no Treasurer, the functions and duties of the Chief Financial Officer and the Treasurer shall be performed by such other officer or officers of the Corporation as shall be determined by the Board of Directors or the Chief Executive Officer.

The Secretary and Assistant Secretary

SECTION 13. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, directors, or stockholders, upon whose requisition the meeting is called as provided in the by-laws. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. Such individual shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision such individual shall be.

SECTION 14. The Secretary shall have the custody of the seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, when authorized by the directors or the Chief Executive Officer, and attest the same. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

SECTION 15. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of directors may from time to time prescribe.

Additional Power of Officers

SECTION 16. In addition to the powers specifically provided in these by-laws, each officer (including officers other than those referred to in these by-laws) shall have such other or additional authority and perform such duties as the Board of Directors may from time to time determine.

SECTION 17. Unless otherwise directed by the Board of Directors, the Chief Executive Officer and the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

STOCK

Certificates of Stock

SECTION 1. Each holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chief Executive Officer, President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation.

SECTION 2. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions or such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 3. Any of or all the signatures on the certificates may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such office, transfer agent or registrar at the date of issue.

Lost, Stolen or Destroyed Certificates

SECTION 4. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificates of the issuance of any such new certificate.

Transfer of Shares

SECTION 5. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Upon surrender to the Corporation or its transfer agent or a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Stockholders Record Date

SECTION 6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stockholders

SECTION 7. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI

MISCELLANEOUS

Dividends

SECTION 1. Subject to the terms of the certificate of incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock.

SECTION 2. Subject to the terms of the certificate of incorporation, before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Seal

SECTION 3. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Fiscal Year

SECTION 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Checks

SECTION 5. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by the Board of Directors.

Notice and Waiver of Notice

SECTION 6. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

SECTION 7. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

SECTION 8. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Transactions with Interested Parties

SECTION 9. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:

(1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors are less than a quorum;

(2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Laws and Regulations

SECTION 10. For purposes of these by-laws, any reference to a statute, rule or regulation of any governmental body means such statute, rule or regulation (including any successor thereto) as the same may be amended from time to time.

Close of Business

SECTION 11. Any reference in these by-laws to the close of business on any day shall be deemed to mean 5:00 P.M. New York time on such day, whether or not such day is a business day.

Form of Records

SECTION 12. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, electronic storage or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

ARTICLE VII

AMENDMENTS

These by-laws may be repealed, altered, amended or rescinded by the stockholders of the Corporation by vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, in accordance with the Corporation’s certificate of incorporation, the Board of Directors may repeal, alter, amend or rescind these by-laws by the affirmative vote of a majority of the members of the Board of Directors.

ARTICLE VIII

INDEMNIFICATION OF
DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Indemnification of Directors and Officers

SECTION 1. The Corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, and under the certificate of incorporation, indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, employee, agent or trustee of, or in a similar capacity with, an affiliate of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise or nonprofit entity (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all liability and loss suffered and expenses (including attorneys’ fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom. Notwithstanding the preceding sentence, except as otherwise provided in Section 7 of this Article VIII, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized in the specific case by the Board of Directors. The provisions of this Article VIII shall constitute a contract between the Corporation, on the one hand, and each Indemnitee, on the other hand, in consideration of such person’s performance of services to the Corporation and the rights of an Indemnitee to indemnification pursuant to this Article VIII shall vest at the time such person becomes or agrees to become a director or officer of the Corporation, or serves or agrees to serve at the request of the Corporation as a director, officer, employee, agent or trustee of, or in a similar capacity with, an affiliate of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise or nonprofit entity (including any employee benefit plan).

Indemnification of Employees and Agents

SECTION 2. The Corporation may, by action taken in writing by its Board of Directors in its sole discretion in a particular case, provide indemnification to employees and agents of the Corporation, and to persons who serve at the request of the Corporation as directors, officers, employees or agents of an affiliate of the Corporation or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, in each case individually or as a group, to the same extent (or such lesser extent as the action by the Board of Directors of the Corporation may provide) as the indemnification of directors and officers permitted by Section 1 of this Article VIII.

Defense to Indemnification

SECTION 3. It shall be a defense to any action brought by a person seeking indemnification that, and the Corporation shall have the right to recover any amounts paid by it to a person on account of indemnification if, such person has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify such person for the amount sought or paid or such person has failed to abide by his or her obligations to the Corporation, whether arising by statute, common law, equity, contract or otherwise.

Insurance

SECTION 4. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Interested Directors

SECTION 5. No director of the Corporation shall vote on any action by the Board of Directors of the Corporation to provide indemnification of such director, or of a definite group of persons that includes such director, with respect to any particular action, suit or proceeding. In the event that, on account of the provisions of this Section 5, there shall not be a quorum of the Board of Directors, the Corporation may provide such indemnification only by action of its stockholders.

Advancement of Expenses

SECTION 6. The Corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred by an Indemnitee in defending any proceeding in advance of the settlement of or final judgment on any claim, in each case to the fullest extent as may be provided for under the Corporation’s certificate of incorporation, the General Corporation Law of the State of Delaware or vote of either the Corporation’s stockholders or its disinterested directors.

Claims

SECTION 7. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

Nonexclusivity of Rights

SECTION 8. The rights conferred on any Indemnitee by this Article VIII shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

Effect of Repeal or Modification

SECTION 9. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Other Indemnification and Prepayment of Expenses

SECTION 10. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.